EXHIBIT 99.1

WRITTEN STATEMENT OF THE PRESIDENT
PURSUANT TO 18 U.S.C. SECTION 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned President of Ironton Iron, Inc. (the “Company”), acting in capacities equivalent to the Chief Executive Officer and the Chief Financial Officer of the Company, hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Doretha Christoph

Doretha J. Christoph
August 13, 2002

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